Exhibit 10.1

AMENDMENT NUMBER ONE

TO

AMENDED AND RESTATED UNSECURED PROMISSORY NOTE

June 30, 2025

FOR VALUE RECEIVED, Augusta Gold Corp., a Nevada corporation (the “Company”) and Donald R. Taylor (the “Lender”), hereby enter into this Amendment Number One (the “Amendment”) to that certain Amended and Restated Unsecured Promissory Note of the Company dated March 27, 2025 (the “Amended and Restated Note”).

Pursuant to Section 8 of the Amended and Restated Note, the parties hereby agree to amend the Amended and Restated Note as follows:

1.	The definition of “Maturity Date” in Section 1 of the Amended and Restated Note is hereby amended and restated in its entirety as follows:

The “Maturity Date” shall be the earlier of (i) October 31, 2025, and (ii) the date that is one Business Day following the date on which the Company closes its next financing transaction or the last in a series of financing transactions where the cumulative, aggregate net proceeds of such financing or series of financings are sufficient to pay the Company’s other indebtedness and the obligations under this Note.

2.	All notices under this Amendment shall be given pursuant to the provisions of Section 9 of the Amended and Restated Note.

3.	This Amendment shall be interpreted in accordance with Section 12 of the Amended and Restated Note.

4.	This Amendment shall be governed by and construed under the laws of the State of Delaware. FURTHER, BOTH THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AMENDMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

AUGUSTA GOLD CORP.

By:	(signed) Tom Ladner
Name:	Tom Ladner
Title:	General Counsel

ACKNOWLEDGED AND AGREED, by the Lender as of the date set forth above.

DONALD R. TAYLOR

(signed) Donald Taylor